SUB-ITEM 77Q1(a)(2)
                               MFS SERIES TRUST II

An Amendment dated October 17, 2002 to the Trust's Amended and Restated Declaration of Trust dated January 1, 2002, to establish class R shares for MFS Emerging Growth Fund was contained in MFS Series Trust II (File Nos. 33-7637 and 811-4775) Post-Effective Amendment No. 33 filed with the Securities and Exchange Commission via EDGAR on December 23, 2002. Such document is incorporated herein by reference.